Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 19, 2021 relating to the financial statements of Flex Ltd. and the effectiveness of Flex Ltd.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Flex Ltd. for the year ended March 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 2, 2021